UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2019

FALCONSTOR SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2019 FalconStor Software, Inc. (the “Company”) filed a Certificate of Amendment (the “Protective Amendment”) to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”) with the Secretary of State of the State of Delaware to amend the Charter to restrict certain transfers of the Company’s common stock in order to protect the Company’s net operating losses. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Protective Amendment) from less than 4.9% to 4.9% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee. The Protective Amendment permits the Company’s Board of Directors to approve transfers of the Company’s common stock that would otherwise violate the transfer restrictions in the Protective Amendment if it determines that the approval is in the best interests of the Company.

The Protective Amendment will expire on the earlier of (i) the close of business on June 20, 2022, (ii) the repeal of Section 382 of the Code (as defined in the Protective Amendment) or any successor statute if the Company’s Board of Directors determines that the Protective Amendment is no longer necessary or desirable for the preservation of Tax Benefits (as defined in the Protective Amendment), (iii) the close of business on the first day of a taxable year of the Company as to which the Company’s Board of Directors determines that no Tax Benefits may be carried forward, (iv) such date as the Company’s Board of Directors shall fix in accordance with Part 10 of the Protective Amendment.

The Protective Amendment was approved by the Company’s Board of Directors and subsequently by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on June 11, 2019.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended of FalconStor Software, Inc., as filed with the Secretary of State of the State of Delaware on June 20, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Brad Wolfe
		Name:	Brad Wolfe
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

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